To the Holders of
TIERS Asset-Backed Securities,
Series CHAMT Trust 1997-7
Fixed Rate Notes, Class A
CUSIP: 871928AR8

Pursuant to Section 9(c) of the Series Trust Indenture dated October 15, 1997 between TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 and U.S. Bank Trust National Association, formerly First Trust of New York, National Association, as Indenture Trustee, U.S. Bank Trust National Association hereby gives notice with respect to the Distribution occurring on July 17, 2000 (the "Distribution Date") as follows:

(i) The amount of the distribution to holders of the Fixed Rate Notes Class A allocable to principal of and premium, if any, and interest and the amount of aggregate unpaid interest accrued, if any, as of the Distribution Date, expressed as a dollar amount per $1,000 original face amount thereof, were as follows:

                              Fixed Rate Notes, Class A

Principal                     3.901071
Premium, if any               0.00
Interest Paid                 0.621264
Interest   Accrued   and      0.00
not paid


(ii) No compensation has been paid to the Administrator or Trustee from Available Funds under the TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7.

(iii) The aggregate stated principal amount of the Chase Credit Card Master Trust Class A Floating Rate Certificates, Series 1996-4 (the "Deposited Assets") is $46,858,000.00 and the notional amount is the same.


(iv) The Deposited Assets did bear interest at a rate of 6.78125% for the period from June15, 2000 through July 14, 2000.

(v) The Deposited Assets are rated AAA by Standard & Poors and Aaa by Moody's Investors Service .

(vi) The Eligible Investments held by the Issuer as of the Distribution Date were as follows:
None.

(vii) The PSA Index Rate determined with respect to the Distribution Date by Westdeutsche Landesbank Girozentrale, as Swap Counterparty is 712.

(viii)  The  aggregate   outstanding   principal  balance  of,  Notional  Amount
attributable to and the Current Factor applicable to each class of Securities as of the close of business on the Distribution Date were as follows:

                              Fixed Rate Notes,       Floating Rate Certificates
                              Class A                 Class B


Aggregate    Outstanding      $37,970,000.10          $8,888,000.00
Principal                     $37,970,000.10          $8,888,000.00
Balance
Notional Amount               $37,970,000.10          $8,888,000.00

Current Factor                .107570                 .813920



U.S. Bank Trust National Association, as Indenture Trustee

To the Holders of
TIERS Asset-Backed Securities,
Series CHAMT Trust 1997-7
Floating Rate Certificates, Class B
CUSIP: 8712928AS8


Pursuant to Section 4.2 of the Base Trust Agreement dated October 15, 1997 between Structured Products Corporation and Delaware Trust Capital Management, Inc., U.S. Bank Trust National Association, formerly First Trust of New York, National Association, as Administrator, hereby gives notice with respect to the Distribution occurring on July 17,2000 (the "Distribution Date") as follows:

(i) The amount of the distribution to holders of each Class of Securities allocable to principal of and premium, if any, and interest and the amount of aggregate unpaid interest accrued, if any, as of the Distribution Date, expressed as a dollar amount per $1,000 original face amount thereof, were as follows:
                               Fixed Rate Notes,      Floating Rate Certificates
                               Class A                Class B

Principal                      3.901071               29.487179
Premium, if any                0.00                   0.00
Interest Paid                  0.621264               5.136346
Interest Accrued and not paid  0.00                   $0.00


(ii) The Floating Rate Pass Through Rate applicable to the Floating Rate Class B Certificates for the period from June 15, 2000 through July 14, 2000 and payable on the on the Distribution Date, as calculated by Westdeutsche Landesbank Girozentrale, the Calculation Agent 6.85125%.

(iii) No compensation has been paid to the Administrator or Trustee from Available Funds under the TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7.

(iv) The aggregate stated principal amount of the Chase Credit Card Master Trust Class A Floating Rate Certificates, Series 1996-4 (the "Deposited Assets") is $46,858,000 and the notional amount is the same.

(v) The Deposited Assets did bear interest at a rate of 6.78125% for the period from
 June 15, 2000 through July 14, 2000.

(vi) The Deposited Assets are rated AAA by Standard & Poors and Aaa by Moody's Investors Service .

(vii) The Eligible Investments held by the Issuer as of the Distribtion Date were as follows:
      None.

(viii) The PSA Index Rate determined with respect to the Distribution Date by Westdeutsche Landesbank Girozentrale, as Swap Counterparty is 712.

(ix)  The  aggregate   outstanding   principal   balance  of,   Notional  Amount
attributable to and the Current Factor applicable to each class of Securities as of the close of business on the Distribution Date were as follows:

                              Fixed Rate Notes,       Floating Rate Certificates
                              Class A                 Class B

Aggregate    Outstanding      $37,970,000.10          $8,888,000.00
Principal Balance             $37,970,000.10          $8,888,000.00

Notional Amount               $37,970,000.10          $8,888,000.00

Current Factor                .107570                 .813920






U.S. Bank Trust National Association, as Administrator